UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NOVADEL PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	22-2407152 (I.R.S. Employer Identification No.)

1200 ROUTE 22 EAST, SUITE 2000, BRIDGEWATER, NEW JERSEY 08807
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  [__]:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  [X]:

Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
Title of class

Explanatory Note

This registration statement on Form 8-A is being filed to change the registration of the common stock, par value $0.001 per share (the “Common Stock”) of NovaDel Pharma Inc., a Delaware corporation (the “Registrant”), from Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(g) of the Exchange Act in connection with the quotation of the Common Stock on the Over-the-Counter Bulletin Board (“OTCBB”).  The Common Stock was formerly registered under Section 12(b) of the Exchange Act and listed on the NYSE Amex LLC (“NYSE”).

Item 1.                      Description of Registrant’s Securities to be Registered.

A description of the registrant's common stock can be found on page 86 of the registrant's Amendment No. 1 to the Registration Statement on Form S-1, Registration Statement No. 333-170066 (under the caption “Description of Securities”), filed with the Securities and Exchange Commission on February 10, 2011, and incorporated herein by reference.

Item 2.                      Exhibits.

Exhibit No.	Description	Method of Filing
3.1	Restated Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-QSB, as filed with the SEC on June 14, 2004.
3.2	Certificate of Amendment to the Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K, as filed with the SEC on March 26, 2007.
3.3	Amended and Restated By-laws of the Company	Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, as filed with the SEC on September 9, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	Chairman, President and Chief Executive Officer

March 24, 2011